THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE
STATE SECURITIES LAWS, OR UPON DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE
NOTE THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS PURSUANT TO AVAILABLE EXEMPTIONS THEREFROM. THE TRANSFER OF THIS NOTE IS RESTRICTED PURSUANT TO THE TERMS HEREOF.

                 SCIENTIFIC INDUSTRIES INC.
                     PROMISSORY NOTE

$230,000	                                   Bohemia, New York
	                                         November 14, 2011

       Scientific Industries Inc., a Delaware corporation (the "Company"), in consideration of the release in the form of Exhibit A hereto of the Company and Fluorometrix Corporation, a Massachusetts corporation, and other valuable considerations hereby promises unconditionally to pay to the University of Maryland, Baltimore County, or its permitted transferees or assigns (collectively, the "Holder"), in immediately available and lawful money of the United States of America ("Dollars" or "$"), the principal amount of Two Hundred Thirty Thousand Dollars ($230,000) (the "Principal"), plus any accrued and unpaid Interest thereon (as such terms are defined below).

       1.	CERTAIN DEFINITIONS; CERTAIN INTERPRETATIONS.

             1.1.	Certain Definitions.  As used herein, the following
terms shall have the following meanings:

               "Business Day" means any day that is not a Saturday, Sunday or a legal holiday in the State of New York.

        "Event of Default" shall have the meaning assigned to such term in Section 3.

        "Holder" shall have the meaning assigned to such term in the Preamble.

        "Interest" shall have the meaning assigned to such term in
Section 2.1.

        "Issue Date" means the first date written above, which is the date of execution and issuance of this Note.

        "Person" means any individual, corporation, limited liability company, partnership, limited partnership, limited liability partnership, firm, joint venture, association, joint stock company, trust or other entity or organization, including a government or political

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subdivision or an agency or instrumentality thereof.

        "Securities Act" means the Securities Act of 1933, as amended.

             1.2.	Certain Interpretations.  The definitions of terms
herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any law, rule or regulation herein shall be construed as referring to any amendment or modification of such law, rule or regulation, (c) any reference herein to any Person shall be construed to include such Person's permitted successors and assigns,
(d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Note, except as otherwise expressly provided, and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

       2.	INTEREST; PAYMENT

             2.1.	Interest.  Interest on the unpaid Principal ("Interest")
during the period from the Issue Date shall accrue at 3.25% per annum.

             2.2.	Payment.  Principal and Interest shall be payable in
thirty-six consecutive 30-day installments, each installment in the amount of $6,714.085, with the principal and interest components set forth on Schedule A hereto with the first installment due on the thirtieth day following the Issue Date. The Company may prepay the
Note in whole or in part without penalty.

             2.3.	Location and Extension of Time for Repayments.  All
payments (including any prepayments) of Principal, Interest and other amounts due and payable by the Company pursuant to this Note shall be paid to the Holder at such Holder's address for notice pursuant to
Section 5.8. If the outstanding installment of Principal and Interest become due and payable on any day other than a Business Day, the payment date thereof shall be automatically extended to the next succeeding Business Day, and such payable amounts shall automatically be added the Interest which shall have accrued during such extension period at the rate per annum herein specified.

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       3.	EVENTS OF DEFAULT.

             If one or more of the following events shall have occurred during the date and be continuing (each, an "Event of Default"):

             (a)	the failure by the Company to pay an installment of
Principal and accrued and unpaid interest on this Note within five business days of its due date;

             (b)	the Company shall commence a voluntary case or other
proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or

             (c)	an involuntary case or other proceeding shall be
commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect.

then, and in each and every such Event of Default, the Holder may, by written notice to the Company, declare immediately due and payable in full the unpaid principal of this, along with the unpaid interest in installments which were due on or prior to the date of payment in full of the principal without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, however, that in the case of any of the Events of Default specified in clauses (b) or (c) above, without any notice to the Company or any other act by the Holder or the other Holders, principal of this Note shall become immediately due and payable in full along with the unpaid interest in installments which were due on or prior to the date of payment in full of the principal without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and without giving rise to the automatic conversion of this Note.

       4.	REPLACEMENT OF THE NOTE.

             Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it (with or without requirement of a surety bond in the Company's sole discretion), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and (if mutilated) upon surrender and cancellation of this Note, the Company shall make and deliver to the Holder a new promissory note of like tenor in lieu of this Note. Any replacement promissory note made and delivered in accordance with this Section 4 shall be dated as of the date hereof.

       5.	MISCELLANEOUS.

             5.1.	Survival.  All agreements and covenants contained
in this Note shall survive the execution hereof and shall remain in full force and effect until the earlier to occur of the payment in full of all outstanding Principal and Interest, and any other amounts due and payable, under this Note.

             5.2.	Assignment.  The Holder may not assign or otherwise
dispose of this Note or the rights and obligations hereunder (including by operation of law) without the prior written consent of the Company which consent may not be unreasonably withheld. Notwithstanding anything to the contrary in the foregoing, this Note may not be assigned or otherwise disposed of by the Holder unless (i) registered under the Securities Act and applicable state securities laws or (ii) the Company receives an opinion of counsel to the proposed transferor in form and substance satisfactory to the Company, to the effect that such proposed assignment or other disposition is exempt from the registration requirements of the Securities Act and applicable state securities laws. Any instrument purporting to make an assignment or other disposition in violation of this Section 5.2 shall be void.

             5.3.	Benefits of Note.  The terms and provisions of this
Note shall be binding upon the successors, assigns, heirs, executors and administrators of the Company and the Holder and shall inure to the benefit of, and be enforceable by, each Person who shall be a registered holder of this Note from time to time. The Holder shall have no rights as a stockholder of the Company solely by virtue of the ownership of this Note.

             5.4.	Severability.  In case any provision of this Note
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             5.5.	Further Assurances.  The Holder agrees to execute
such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the Company hereto to effectuate the purposes of this Note.

             5.6.	Amendment and Waiver.  The terms and provisions of
this Note may only be modified, amended or waived in writing signed by the Company and the Holder. All modifications, amendments, waivers and consents shall be effective only in the specific instance for the purpose for which given.

             5.7.	Delays or Omissions.  No delay by the Holder or the
Holder's agents in exercising any powers or rights hereunder shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.

             5.8.	Notices. All notices required or permitted hereunder
shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b)


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when sent by confirmed facsimile transmission if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:
Scientific Industries, Inc.
70 Orville Drive
Bohemia, New York 11716
Attention:  Helena R. Santos
Telecopy: (631) 567-5896

With a copy to:
Reitler Kailas & Rosenblatt LLC
885 Third Avenue, 20th Floor
New York, New York 10022
Attention:  Leo Silverstein, Esq.
Facsimile:  (212) 371-5500

If to Holder:
University of Maryland Baltimore County
Office of Technology Development
5523 Research Park Drive, Suit 310
Baltimore, MD 21228
ATTN Wendy Martin, Director, Technology
Attention: Director
Facsimile: 410-455-1130

or, to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

             5.9.	Titles and Subtitles.  The titles of the sections and
subsections of this Note are for convenience of reference only and are not to be considered in construing this Note.

             5.10.	Governing Law.  This Note shall be construed in
accordance with, and governed by, the laws of the State of Maryland (without giving effect to conflict of laws principles).

             5.11.	Consent to Exclusive Jurisdiction and Service
of Process. The Company and the Holder each hereby irrevocably and unconditionally submits to the jurisdiction of the courts of the State of Maryland and of the Federal courts sitting in Baltimore County in the District of Maryland in any action or proceeding directly or indirectly arising out of or relating to this Note or the transactions contemplated hereby (whether based in contract, tort, equity or any other theory).
The Company and the Holder each agrees that all actions or proceedings arising out of or relating to this Note must be litigated exclusively in any such court that sits in Baltimore County, and accordingly, each party irrevocably waives any objection which he or it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court. The Company and the Holder each further irrevocably consents to service of process in the manner provided for notices in Section 5.8. Nothing in this Note will affect the right of the Company or the Holder to serve process in any other manner permitted by law.

       IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute this Note, and the Company has caused this Note to be issued, each as of the date first set forth above.

SCIENTIFIC INDUSTRIES, INC.


By: /s/ Helena R. Santos
________________________
Name:  Helena R. Santos
Title:    President